UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2013

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 1, 2013, IPC The Hospitalist Company, Inc. (“Company”) completed its previously announced transaction with Steward Health Care System LLC (“Steward”) and its wholly-owned medical group Steward Medical Group, Inc. (“SMG”) for the provision of acute care hospitalist services.

Pursuant to the Asset Purchase Agreement (“Purchase Agreement”), dated as of August 16, 2013, by and among Hospitalists Management of New Hampshire, Inc., a New Hampshire Corporation and wholly-owned subsidiary of the Company (“IPC Subsidiary”), InPatient Consultants of Massachusetts, P.C., a New Hampshire professional corporation and affiliate of the Company (“IPC Affiliate”, and collectively with IPC Subsidiary, “IPC”), and Steward and SMG, IPC acquired certain assets of SMG for a purchase price of $45 million (“Transaction”). The Transaction was funded from drawings under the Company’s credit facility.

Pursuant to the Purchase Agreement, IPC acquired the existing hospitalist operations of SMG. Separately, Steward and nine of its affiliated hospitals have entered into long-term exclusive service agreements with IPC, where IPC assumed responsibility for hospitalist staffing, clinical leadership, and performance management. Prior to the announcement of the transaction, IPC held a service agreement with one of Steward’s hospitals.

The Company’s press release announcing the completion of transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: September 3, 2013	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 3, 2013.